Exhibit 4.2

TAMPA ELECTRIC COMPANY,

successor by merger to

PEOPLES GAS SYSTEM, INC.

$35,000,000 8.00% SENIOR NOTES DUE JULY 2, 2012

$9,800,000 9.93% SENIOR NOTES DUE JULY 2, 2010

$9,600,000 10.30% SENIOR NOTES DUE JULY 2, 2009

$9,400,000 10.33% SENIOR NOTES DUE JULY 2, 2008, and

$8,000,000 10.35% SENIOR NOTES DUE JULY 2, 2007

AMENDED AND RESTATED NOTE AGREEMENT

Dated as of May 30, 1997

Tampa Electric Company

702 North Franklin Street

Tampa, Florida 33602

As of May 30, 1997

The Prudential Insurance Company of America

c/o Prudential Capital Group

Four Gateway Center

Newark, New Jersey 07102-4069

Ladies and Gentlemen:

Reference is made to the following agreements:

(a) The Note Agreement, dated as of December 3, 1992 (as amended to date, the “8.00% Series Note Agreement”), between Peoples Gas System, Inc., a Florida corporation (“Peoples Gas”), and you (the “Purchaser”), under which the Purchaser purchased $35,000,000 aggregate principal amount of the 8.00% Senior Notes due July 2, 2012 of Peoples Gas, all of which are presently outstanding and held by the Purchaser. (The term “8.00% Series Notes” as used herein shall include each such 8.00% Senior Note due July 2, 2012 outstanding on the Effective Date (as hereinafter defined) and each 8.00% Senior Note due July 2, 2012 delivered in substitution or exchange for any 8.00% Series Note pursuant to any provision of this Agreement);

(b) The Note Agreement, dated as of December 20, 1990 (as amended to date, the “9.93% Series Note Agreement”), between Peoples Gas and the Purchaser, under which the Purchaser purchased $10,000,000 aggregate principal amount of the 9.93% Senior Notes due July 2, 2010 of Peoples Gas, $9,800,000 principal amount of which are presently outstanding and held by the Purchaser. (The term “9.93% Series Notes” as used herein shall include each such 9.93% Senior Note due July 2, 2010 outstanding on the Effective Date and each 9.93% Senior Note due July 2, 2010 delivered in substitution or exchange for any 9.93% Series Note pursuant to any provision of this Agreement);

(c) The Note Agreement, dated as of June 28, 1989 (as amended to date, the “10.30% Series Note Agreement”), between Peoples Gas and the Purchaser, under which the Purchaser purchased $10,000,000 aggregate principal amount of the 10.30% Senior Notes due July 2, 2009 of Peoples Gas, $9,600,000 principal amount of which are presently outstanding and held by the Purchaser. (The term “10.30% Senior Notes” as used herein shall include each such 10.30% Series Notes due July 2, 2009 outstanding on the Effective Date and each 10.30% Senior Notes due July 2, 2009 delivered in substitution or exchange for any 10.30% Series Note pursuant to any provision of this Agreement);

(d) The Note Agreement, dated as of June 29, 1988 (as amended to date, the “10.33% Series Note Agreement”), between Peoples Gas and the Purchaser, under which the Purchaser purchased $10,000,000 aggregate principal amount of the 10.33% Senior Notes due July 2, 2008 of Peoples Gas, $9,400,000 principal amount of which are presently outstanding and held by the Purchaser. (The term “10.33% Series Notes” as used herein shall include each such 10.33% Senior Note due July 2, 2008 outstanding on the Effective Date and each 10.33% Senior Note due July 2, 2008 delivered in substitution or exchange for any 10.33% Series Note pursuant to any provision of this Agreement); and

(e) The Note Agreement, dated as of June 26, 1987 (as amended to date, the “10.35% Series Note Agreement”), between Peoples Gas and the Purchaser, under which the Purchaser purchased $10,000,000 aggregate principal amount of the 10.35% Senior Notes due July 2, 2007 of Peoples Gas, $8,000,000 principal amount of which are presently outstanding and held by the Purchaser. (The term “10.35% Series Notes” as used herein shall include each such 10.35% Senior Note due July 2, 2007 outstanding on the Effective Date and each 10.35% Senior Note due July 2, 2007 delivered in substitution or exchange for any 10.35% Series Note pursuant to any provision of this Agreement).

The 8.00% Series Note Agreement, the 9.93% Series Note Agreement, the 10.30% Series Note Agreement, the 10.33% Series Note Agreement and the 10.35% Series Note Agreement are individually herein called a “Note Agreement” and collectively herein called the “Note Agreements” and the 8.00% Series Notes, the 9.93% Series Notes, the 10.30% Series Notes, the 10.33% Series Notes and the 10.35% Series Notes are individually herein called a “Note” and collectively herein called the “Notes”.

In connection with the proposed merger of Lykes Energy, Inc., the parent corporation of Peoples Gas, into TECO Energy, Inc. (“TECO”), the parent corporation of Tampa Electric Company, a Florida corporation (the “Company”), the Company expects to enter into a merger agreement (the “Merger Agreement”) with Peoples Gas, pursuant to which Peoples Gas will be merged with and into the Company, with the Company being the surviving corporation (the “Merger”). In connection with the Merger, the Company has requested that the Purchaser waive certain provisions of the Note Agreements to permit the Merger and that, effective upon the Merger, each of the Note Agreements be amended and restated. Effective upon the satisfaction of the conditions precedent set forth herein, the Purchaser is willing to grant such waivers and agree to amend and restate the Note Agreements are hereinafter provided. Concurrently with the execution of this Agreement by the Company and the Purchaser, Peoples Gas has delivered to the Company and the Purchaser a consent to the execution of this Agreement by the Company and the Purchaser.

Accordingly, the Company and the Purchaser agree as follows:

PART I. WAIVER. Subject to and effective upon the satisfaction of the conditions of effectiveness set forth in Part III hereof, the Purchaser hereby waives the provisions of paragraphs 6C(5) of the 9.93% Series Note Agreement, the 10.30% Series Note Agreement, the 10.33% Series Note Agreement and the 10.35% Series Note Agreement and paragraphs 6B(3) and 7A(xv) of the 8.00% Series Note Agreement, in each case only insofar as such provisions relate to the Merger.

PART II. AMENDMENT AND RESTATEMENT. Subject to and effective upon the satisfaction of the conditions of effectiveness set forth in Part III hereof, the Company and the Purchaser agree that the Note Agreements be consolidated into one agreement, and each Note Agreement is amended and restated in its entirety, to read as set forth as follows in this Part II:

1. AUTHORIZATION OF ISSUE OF NOTES. Peoples Gas previously authorized the issue of the Notes. Notes issued on and after the Effective Date shall be in the following forms: 8.00% Series Notes shall be substantially in the form of Exhibit A-1 attached hereto; 9.93% Series Notes shall be substantially in the form of Exhibit A-2 attached hereto; 10.30% Series Notes shall be substantially in the form of Exhibit A-3 attached hereto; 10.33% Series Notes shall be substantially in the form of Exhibit A-4 attached hereto; and 10.35% Series Notes shall be substantially in the form of Exhibit A-5 attached hereto.

2. INTENTIONALLY OMITTED.

3. INTENTIONALLY OMITTED.

4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

4A. Required Prepayments.

4A(1). Required Prepayments of 8.00% Series Notes. Until the 8.00% Series Notes shall be paid in full, the Company shall apply to the prepayment of the 8.00% Series Notes, without premium, as set forth on Schedule 4A(1) attached hereto, the sum of(i) $1,500,000 on July 2 in each of the years 1997 to 2001, inclusive, (ii) $2,100,000 on July 2 in each of the years 2002 to 2007, inclusive, (iii) $2,700,000 on July 2 in each of the years 2008 to 2010, inclusive, and (iv) $3,400,000 on July 2, 2011 and such principal amounts of the 8.00% Series Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment of the 8.00% Series Notes made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A(1). The remaining $3,400,000 principal amount of the 8.00% Series Notes, together with interest accrued thereon, shall become due on July 2, 2012.

4A(2). Required Prepayments of 9.93% Series Notes. Until the 9.93% Series Notes shall have been paid in full, the Company shall apply to the prepayment of the 9.93% Series Notes, without premium, as set forth on Schedule 4A(2)

attached hereto, the sum of (i) $200,000 on July 2 in each of the years 1997 through 1998, inclusive, (ii) $400,000 on July 2 in each of the years 1999 to 2000, inclusive, (iii) $600,000 on July 2 in each of the years 2001 to 2002, inclusive, (iv) $800,000 on July 2, in each of the years 2003 to 2005, inclusive, and (v) $1,000,000 on July 2 in each of the years 2006 to 2009, inclusive, and such principal amounts of the 9.93% Series Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment of the 9.93% Series Notes made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A(2). The remaining $1,000,000 principal amount of the 9.93% Series Notes, together with interest accrued thereon, shall become due on July 2, 2010.

4A(3). Required Prepayments of 10.30% Series Notes. Until the 10.30% Series Notes shall have been paid in full, the Company shall apply to the prepayment of the 10.30% Series Notes, without premium, as set forth on Schedule 4A(3) attached hereto, the sum of (i) $200,000 on July 2 in each of the years 1997 through 1998, inclusive, (ii) $400,000 on July 2 in each of the years 1999 to 2000, inclusive, (iii) $600,000 on July 2 in each of the years 2001 to 2002, inclusive, (iv) $800,000 on July 2 in each of the years 2003 to 2005, inclusive, and (v) $1,000,000 on July 2 in each of the years 2006 to 2008, inclusive, and such principal amount of the 10.30% Series Notes, together with interest thereon to the payment dates, shall become due on such prepayment dates. Any prepayment of the 10.30% Series Notes made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A(3). The remaining $1,800,000 principal amount of the 10.30% Series Notes, together with interest accrued thereon, shall become due on July 2, 2009.

4A(4). Required Prepayments of 10.33% Series Notes. Until the 10.33% Series Notes shall have been paid in full, the Company shall apply to the prepayment of the 10.33% Series Notes, without premium, as set forth on Schedule 4A(4) attached hereto, the sum of (i) $200,000 on July 2, 1997, (ii) $600,000 on July 2 in each of the years 1998 to 1999, inclusive, (iii) $800,000 on July 2 in each of the years 2000 to 2004, inclusive, and (iv) $1,000,000 on July 2 in each of the years 2005 to 2007, inclusive, and such principal amount of the 10.33% Series Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment of the 10.33% Series Notes made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A(4). The remaining $1,000,000 principal amount of the 10.33% Series Notes, together with interest accrued thereon, shall become due on July 2, 2008.

4A(5). Required Prepayments of 10.35% Series Notes. Until the 10.35% Series Notes shall have been paid in full, the Company shall apply to the prepayment of the 10.35% Series Notes, without premium, as set forth on Schedule 4A(5) attached hereto, the sum of (i) $600,000 on July 2 in each of the years 1997 through 2001, inclusive, and (ii) $800,000 on July 2 in each of the years 2002 to 2006, inclusive, and such principal amounts of the 10.35% Series Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment of the 10.35% Series Notes made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A(5). The remaining $1,000,000 principal amount of the 10.35% Series Notes, together with interest accrued thereon, shall become due on July 2, 2007.

4B. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $ 100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note of such Series. Any partial prepayment of the Notes of any Series pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal of the Notes of such Series in inverse order of their scheduled due dates. Upon any optional prepayment by the Company hereunder of the Notes of any Series, you may deliver to the Company a revised Schedule 4A(1), Schedule 4A(2), Schedule 4A(3), Schedule 4A(4) or Schedule 4A(5), as the case may be, which, upon delivery to the Company, shall become a part hereof and shall replace any previously delivered Schedule 4A(1), Schedule 4A(2), Schedule 4A(3), Schedule 4A(4) or Schedule 4A(5), as the case may be.

4C. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series irrevocable written notice of any prepayment pursuant to paragraph 4B of Notes of such Series not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes of such Series, and of the Notes of such Series held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes of any Series to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes of such Series at the time outstanding and paid to the holders thereof (including, for the purpose of this paragraph 4D only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

5. AFFIRMATIVE COVENANTS.

5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder in duplicate:

(i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) of the Notes and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) of copies of the Company’s Quarterly Report on Form 10-Q for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders’ equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual report, all in reasonable detail and satisfactory in form to the Required Holder(s) of the Notes and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) of the Notes; provided, however, that delivery pursuant to clause (iii) of copies of the Company’s Annual Report on Form 10-K for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

(iii) promptly upon transmission thereof, copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) and copies of the Company’s Annual Report on Form 1 (or any successor form thereto) which it files with the FERC (or any governmental body or agency succeeding to the functions of the FERC); and

(iv) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 5H, 6A, 6B(2), 6B(3) (iv), 6B(5), 6B(6)(ii) and 6C and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of such Note, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C. Inspection of Property. The Company covenants that it will permit any Person designated by the Required Holder(s) of any Series of Notes in writing, at such Required Holder(s)’ expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Required Holder(s) may reasonably request.

5D. Conduct of Business; Maintenance of Existence; Compliance with Laws; Payment of Taxes. The Company covenants that it shall, and shall cause each of its Subsidiaries to, (i) remain substantially in the business in which it is engaged as of the Effective Date, (ii) preserve, renew and keep in full force and effect its corporate existence and its rights, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, (iii) comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder and all laws, ordinances, rules, regulations and requirements relating to the control, regulation or protection of the environment and national resources), (iv) maintain all of its property essential to its business in good repair, working order and condition, and (v) pay and discharge or cause to be discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property, provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim if(a) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and (b) such reserve or other appropriate provision, if any, as the Company shall deem adequate (but in no event shall such reserve or provision be in an amount less than such amount as shall be required by generally accepted accounting principles) shall have been made therefor.

5E. Maintenance of Insurance. The Company covenants that it shall, and shall cause its Subsidiaries to, (i) maintain insurance in such amounts and with such deductibles and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses, and (ii) upon a request by any holder of a Note, deliver to such holder a certificate of the insurer or the Company’s independent insurance agent summarizing the details of such insurance in effect and stating the term of such insurance.

5F. Intentionally Omitted.

5G. Covenant to Secure Note Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

5H. Interest Coverage Ratio. The Company covenants that it shall maintain a ratio of EBIT for the four consecutive fiscal quarters ending with any fiscal quarter ending after March 31, 1997, to Interest Expense for such four consecutive fiscal quarters of 2.0:1 or greater.

6. NEGATIVE COVENANTS.

6A. Restricted Payments. The Company covenants that it shall not, and it shall not permit any Subsidiary to, directly or indirectly:

(i) pay or declare any dividend on any of its capital stock (other than dividends payable solely in shares of its capital stock and other than dividends payable by a Subsidiary solely to the Company or a Wholly-Owned Subsidiary) or make any other distribution on account of its capital stock,

(ii) redeem, purchase or otherwise acquire any shares of its own capital stock,

(iii) prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds or securities for the purpose of the foregoing), or make any payment (other than scheduled payments of interest and principal due on the date of payment thereof, if such payment is required to be made pursuant to the terms of the applicable Subordinated Debt) in respect of, or establish any sinking fund, reserve or like set aside of funds or other property for the redemption, retirement, or prepayment of, any Subordinated Debt, or

(iv) make or otherwise expend any funds for any Restricted Investment (as defined in paragraph 6B(6))

(all of the foregoing items set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments” and individually as a “Restricted Payment”), unless, at the time such Restricted Payment is made, paid or declared and immediately after giving effect thereto, consolidated shareholders’ equity of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles, is greater than or equal to $500,000,000. The term “stock” as used in this paragraph 6A shall include warrants, rights and options to purchase stock. Notwithstanding the foregoing, no Restricted Payment shall be made, paid or declared by the Company or any of its Subsidiaries unless immediately after such Restricted Payment is made, paid or declared and after giving effect thereto (1) the Company shall be able to incur at least $1.00 of additional Funded Debt under paragraph 6B(2)(iii), and (2) there shall exist no Default or Event of Default (other than a Default or Event of Default arising solely out of a failure by the Company to perform or observe any agreement contained in one or more of paragraphs 5A, SB, SC or 5E(ii) hereof). Restricted Payments shall not include any payment made in periodic settlement of any intercompany accounts maintained in accordance with paragraph 6B(6) (iv).

6B. Lien, Debt and Other Restrictions. The Company covenants that it shall not, and it shall not permit any Subsidiary to, directly or indirectly:

6B(1). Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (unless provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5G), except:

(i) Liens for taxes, assessments and other governmental charges not yet due, the payment of which is not at the time required or (a) which are being actively contested in good faith by appropriate proceedings, (b) for which reserves have been established to the extent required by generally accepted accounting principles and (c) which do not pose any material risk of forfeiture or loss of any assets the forfeiture or loss of which would materially adversely affect the business, property, assets or financial condition of the Company and its Subsidiaries taken as a whole,

(ii) Liens created by or resulting from any judgment entered against the Company or any of its Subsidiaries (a) which is being actively contested in good faith by appropriate proceedings, (b) for which reserves have been established and are maintained to the extent required by generally accepted accounting principles, (c) which does not pose any material risk of forfeiture or loss of any assets the forfeiture or loss of which would materially adversely affect the business, property, assets or financial condition of the Company and its Subsidiaries taken as a whole and (d) which does not adversely affect the Company’s fulfillment of or compliance with the terms and provisions hereof or of the Notes,

(iii) other Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property and assets and which (a) were not incurred in connection with the incurrence of Debt, and (b) do not in the aggregate materially impair the use of such property and assets in the operation of the business of the Company and its Subsidiaries taken as a whole, or materially detract from the value of such property and assets for the purposes of such business,

(iv) any Lien existing on any property acquired by the Company or any of its Subsidiaries at the time of acquisition (whether or not the Debt secured thereby is assumed by the Company or any Subsidiaries) and any Lien placed upon property of the Company or any of its Subsidiaries at the time such property is acquired or constructed by the Company or any Subsidiary or which is created, incurred or assumed within 18 months after the latest to occur of the acquisition or the completion of construction of such property to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof or the cost of such construction, provided that (a) any such Lien does not encumber any other property of the Company or such Subsidiary, (b) the Debt secured by any such Lien is permitted by paragraph 6B(2), and (c) the principal amount of the Debt secured by any such Lien shall not at the time of such acquisition or at the time of the completion of such construction, as the case may be, exceed 75% of the fair market value of the acquired or constructed property,

(v) any Lien existing on the property of a corporation at the time the corporation is merged into or consolidated with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties of a Person to the Company or a Subsidiary of the Company, provided that (a) any Debt secured by any such Lien is permitted by paragraph 6B(2), and (b) the principal amount of any Debt secured by any such Lien shall not at the time of such merger, consolidation, sale, lease or other disposition, as the case may be, exceed 75% of the fair market value of such property,

(vi) Liens on assets used in the generation, transmission and distribution of electricity securing Debt consisting of first mortgage bonds issued under the First Mortgage Bond Indenture, provided that (a) the issuance of the principal amount of such first mortgage bonds being issued would be permitted under the terms of the First Mortgage Bond Indenture as in effect on the date hereof, and (b) such Debt is permitted by paragraph 6B(2), and

(vii) Liens on assets acquired or constructed with the proceeds of Debt the interest payments on which are exempt from federal income tax, provided that such Debt is permitted by paragraph 6B(2).

6B(2). Debt. Create, incur, assume or suffer to exist any Funded Debt, except:

(i) Funded Debt of the Company represented by the Notes,

(ii) Existing Funded Debt of the Company or of any Subsidiary which is described on Schedule 6B(2)(ii) hereto, and

(iii) Funded Debt of the Company or any Subsidiary, provided that, immediately after giving effect to the creation, incurrence or assumption of such Funded Debt, the aggregate outstanding principal amount of all Funded Debt of the Company and its Subsidiaries shall not exceed 65% of Consolidated Total Capitalization, and provided further, that immediately after giving effect to the creation, incurrence or assumption of any Funded Debt of any Subsidiary, the aggregate outstanding principal amount of all Funded Debt of all Subsidiaries of the Company shall not exceed 15% of Consolidated Total Capitalization.

6B(3). Merger and Sale of Assets. Merge or consolidate with any other corporation, or sell, lease, transfer or otherwise dispose of (a) any of its assets to any Person other than in the ordinary course of business, or (b) all or a Substantial Part of its assets to any Person in any fiscal year, except that:

(i) any Subsidiary of the Company may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary,

(ii) the Company may merge or consolidate with any other corporation provided that (a) the corporation formed by any such consolidation or into which the Company shall have been merged assumes unconditionally in writing (which writing shall be satisfactory to the Required Holders of the Notes of each Series) the payment and performance of all obligations of the Company under this Agreement, the Notes and any other agreement or instrument executed in connection therewith, (b) both before and immediately after such merger or consolidation no Default or Event of Default shall exist, (c) the continuing or surviving corporation shall be incorporated in any jurisdiction within the United States, (d) the holders of the Notes shall have received an opinion from counsel satisfactory to the Required Holders of the Notes of each Series, in form and substance satisfactory to the Required Holders of the Notes of each Series, as to such matters as the Required Holders of the Notes of any Series may reasonably request, and (e) immediately after such merger or consolidation the continuing or surviving corporation shall be able to incur at least $1.00 of additional Funded Debt under paragraph 6B(2) (iii),

(iii) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any of its assets to the Company or any Wholly-Owned Subsidiary, and

(iv) in any fiscal year of the Company, the Company may sell, lease, transfer or otherwise dispose of assets having an aggregate value of up to 20% of Consolidated Total Assets, provided that the proceeds from such sale, lease, transfer or other disposition are used to (a) purchase other property of a similar nature of at least equivalent value within one year of such sale, lease, transfer or other disposition or (b) to repay Debt.

6B(4). Transactions with Certain Persons. Purchase; acquire or lease any property from, or sell, transfer or lease any property to, or pay salaries, bonuses or other compensation to, or otherwise deal with, in the ordinary course of business or otherwise, any past or present Affiliate of the Company or any director, officer or subsidiary thereof, except on an arm’s-length basis, provided that no Person shall be deemed to be a past or present Affiliate of the Company for purposes of this paragraph 6B(4) solely by reason of his or her having been or being a director or officer of the Company, and provided further that the Company may sell to, or purchase (within the limitations of paragraph 6A) from, any such Person shares of the Company’s stock.

6B(5). Lease Rentals. Enter into, or permit to remain in effect, any agreements to rent or lease (as lessee) any real or personal property (other than leases of headquarters and office space, data processing equipment, office equipment, rights of way on railroad or governmental property, and automotive equipment) used or to be used by the Company or any Subsidiary in connection with the distribution of natural gas or the generation, transmission or distribution of electricity providing for payments during any period of 12 consecutive calendar months by the Company and all Subsidiaries on a consolidated basis in excess of $5,000,000 under all leases.

6B(6). Restricted Investments. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person and no Subsidiary shall acquire any stock, obligations or securities of the Company (all of the foregoing loans, advances, purchases, acquisitions, extensions and permissions to remain outstanding, other than those set forth in clauses (i) through (vi) below, being collectively referred to as “Restricted Investments” and individually as a “Restricted investment”), except:

(i) the Company may make or permit to remain outstanding loans or advances to any of its Subsidiaries not less than 51% of the Voting Stock of which is owned directly or indirectly by the Company,

(ii) the Company and each of its Subsidiaries may own, purchase or acquire stock or other securities of (a) a Wholly-Owned Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Wholly-Owned Subsidiary, or (b) a Subsidiary which is not a Wholly-Owned Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary which is not a Wholly-Owned Subsidiary so long as the aggregate of the consolidated total assets of all such Subsidiaries and their respective Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, plus the aggregate of the consolidated total assets of all Subsidiaries referred to in paragraph 6C(b) hereof and their respective Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, does not exceed 2% of Consolidated Total Assets,

(iii) the Company and each of its Subsidiaries may own, purchase or acquire commercial paper rated A-1 or P-1 by a recognized rating agency, certificates of deposit or other interest bearing obligations of any bank or trust company authorized to engage in the banking business in the United States (having capital resources in excess of $100,000,000) having a final maturity of no longer than one year from the date of purchase, direct obligations of the United States Government or any agency or subdivision of the United States Government due within one year from the date of purchase and variable rate demand bonds rated A or A-1 or P or P-1 by a recognized rating agency issued by any corporation which is organized under the laws of any state of the United States and which bonds have a maturity of no longer than one year from the date of purchase or give the holder thereof the unconditional right to require such corporation to repurchase such bond at a purchase price equal to 100% of the outstanding principal amount thereof within one year from the date of purchase,

(iv) the Company and each of its Subsidiaries may maintain intercompany accounts (either receivable or payable), whether or not periodically settled, with the Parent Company or any of its Affiliates, through which are recorded day-to-day operating transactions and other transactions, occurring because of centralized cash control, payables, and other accounting centers,

(v) the Company and each of its Subsidiaries may enter into repurchase agreements with a term of not more than one year for, and which are collateralized by, direct obligations of the United Stales Government or any agency or subdivision of the United States Government or securities rated the equivalent of A or above by any nationally recognized rating agency entered into with any bank or trust company authorized to engage in the banking business in the United States having capital resources in excess of $100,000,000,

(vi) the Company and each of its Subsidiaries may make investments in money market or mutual funds whose securities are rated or are guaranteed, insured or backed by a letter of credit from an entity rated the equivalent of A-1 or higher by at least two of the nationally recognized rating agencies for securities in a given class, and

(vii) Payments permitted to be made pursuant to paragraph 6A(4).

6B(7). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or a Wholly-Owned Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that such sale would be permitted by paragraph 6B(3) (iv), and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(7));

6B(8). Tax Consolidation. File or consent to the filing of any consolidated income tax return with the Parent Company or any other Person (other than a Subsidiary) unless the Parent Company or such other Person shall have agreed in writing to reimburse to the Company a sum equal to the amount by which the Parent Company’s or such other Person’s income taxes are reduced as a result of the consolidation of the Company in its income tax return, provided that the Company may agree to pay the Parent Company an amount not to exceed the amount of income taxes which would have been payable by the Company if it had filed its income tax return on a non-consolidated basis, subject to appropriate adjustment in the event that either of such income taxes is increased or reduced by reason of any audit by a taxing authority or any successful claim for a refund; any such payment or reimbursement to be computed in accordance with applicable tax law, rules and regulations, and to be made at the time of payment or refund of any such income taxes.

6C. Issuance of Stock by Subsidiaries. The Company covenants that it will not permit any Subsidiary to issue, sell or otherwise dispose of any shares of any class of its stock (other than director’s qualifying shares) except (a) to the Company or any Wholly-Owned Subsidiary, and (b) the issuance of shares of stock by a Subsidiary in furtherance of the business of the Company and its Subsidiaries so long as the .aggregate of the consolidated total assets of all such Subsidiaries and their respective Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, plus the aggregate of the consolidated total assets of all Subsidiaries referred to in paragraph 6B(6)(ii)(b) hereof and their respective Subsidiaries, determined in accordance with generally accepted accounting principles, does not exceed 2% of Consolidated Total Assets.

7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company defaults in the payment of any principal or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

(iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or on any obligation under a conditional sale or other title retention agreement or on any obligation secured by purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or defaults in the performance of any other agreement, term or condition contained therein or in any agreement under which any such obligation is created (or if any other event or default under any such agreement shall occur and be continuing) and the effect of such event or default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such other default or other event causing or permitting acceleration shall occur and be continuing exceeds $10,000,000; or

(iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

(v) the Company fails to perform or observe any agreement contained in paragraphs 5H, 6A, 6B(1), 6B(2), 6B(3), 6B(4), 6B(7), 6B(8) or 6C hereof; or

(vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

(vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a Substantial Part of the Company’s assets, or the divestiture of the stock of a Subsidiary whose assets represent a Substantial Part of the Company’s assets, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xiii) a final judgment in an amount in excess of $25,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 10 days after the expiration of any such stay, such judgment is not discharged; or

(xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company; or

(xv) a Change of Control occurs,

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that, with respect to an Event of Default described in clauses (i) through (vi), (xiv) or (xv) of this paragraph 7A, the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if (x) the Required Holder(s) of such Series of Notes shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes of such Series to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (y) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8. INTENTIONALLY OMITTED.

9. INTENTIONALLY OMITTED.

10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentences before Part I and in Part III shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

10A. Yield-Maintenance Terms.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the sum of(1) the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page 678” on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, and (2) in the case of the 10.33% Series Notes and the 10.35% Series Notes, the percentage set forth is the applicable column, below, opposite such Remaining Average Life of such Called Principal (or, if necessary, the percentage determined by interpolating linearly between the percentages for the Remaining Average Life set forth below), or, in the case of the 8.00% Series Notes, the 9.93% Series Notes and the 10.30% Series Notes, zero:

10.33% Series Notes		10.35% Series Notes
Remaining Average Life	Percentage	Remaining Average Life	Percentage
0	0.33%	0	0.31%
1	0.36%	1	0.37%
2	0.39%	2	0.44%
3	0.42%	3	0.50%
4	0.46%	4	0.55%
5	0.49%	5	0.60%
6	0.51%	6	0.65%
7	0.54%	7	0.69%
8	0.56%	8	0.73%
9	0.58%	9	0.77%
10	0.60%	10	0.81%
11	0.60%	11	0.84%
12	0.61%	12	0.86%
13	0.62%	13	0.89%
14	0.63%	14	0.92%
15	0.63%

Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” shall have the meaning specified in clause (viii) of paragraph 7A.

“Capitalized Lease Obligation” shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of a corporation, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

“Change in Control” shall mean any event by which any Person or Persons acting in concert shall acquire beneficial ownership (as defined in Rule 13D-3 of the Exchange Act) of greater than 50% of the outstanding Voting Stock of the Company; provided that shares of capital stock of the Company may be purchased by employees of the Company and its Wholly-Owned Subsidiaries, but only if such purchases are subject to repurchase agreements in favor of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consolidated Net Income” for any period shall mean the net income of the Company and its Subsidiaries before (i) extraordinary items and (ii) any equity of the Company or any Subsidiary of the Company in the unremitted earnings of any corporation which is not a Subsidiary of the Company; all determined on a consolidated basis for the Company and its Subsidiaries in accordance with generally accepted accounting principles.

“Consolidated Tangible Net Worth” shall mean, as at any date, consolidated stockholders’ equity of the Company and its Subsidiaries, including without limitation, the aggregate amount of all preferred stock of the Company and its Subsidiaries (other than Redeemable Preferred Stock), less Intangible Assets, all determined as of such date in accordance with generally accepted accounting principles.

“Consolidated Total Assets” shall mean, as at any date, consolidated total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Total Capitalization” shall mean, as at any date, the sum of (i) Funded Debt and (ii) Consolidated Tangible Net Worth.

“Debt” of any Person, as at any date, shall mean and include without duplication the following:

(i) any obligation for borrowed money regardless of its term (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) or for the deferred purchase price (excluding any deferred purchase price that constitutes a trade account payable incurred in the ordinary course) of property or services,

(ii) any obligation evidenced by any bond, note, debenture, convertible debenture or other similar instrument,

(iii) all Capitalized Lease Obligations,

(iv) any obligation created or arising under any conditional sale or other title retention agreement,

(v) any sale (other than a transaction which is recorded as a true sale in accordance with generally accepted accounting practices consistently applied), assignment or transfer with or without recourse, at discount or for less than face value of any notes receivable, accounts receivable, lease receivable, lease, installment sale agreement or similar contract rights,

(vi) any other obligation which under generally accepted accounting principles is shown on the balance sheet as debt, and

(vii) any obligation in the foregoing clauses (i) - (vi) with respect to which such Person has become liable by way of a Guarantee;

provided, however, that for purposes of this Agreement, Debt of the Company and any of its Subsidiaries shall not include Debt of any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary or Debt of the Company to any Wholly-Owned Subsidiary.

“EBIT” shall mean for any period Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income for such period, Interest Expense and provision for income taxes.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

“Excess Short Term Debt” shall mean, as of any date of determination thereof, the weighted average daily balance of Short-Term Debt outstanding during the fiscal quarterly period most recently ended on or before such date of determination. For the purposes of determining compliance with paragraph 6B(2) hereof, on each day during the term of this Agreement the Company shall be deemed to have incurred the amount of Excess Short Term Debt on such day.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FERC” shall mean the Federal Energy Regulatory Commission.

“First Mortgage Bond Indenture” shall mean the Indenture of Mortgage dated as of August 1, 1946, as heretofore and hereafter supplemented and amended, between the Company and State Street Bank and Trust Company (formerly, State Street Trust Company), as trustee.

“FPSC” shall mean the Florida Public Service Commission.

“Funded Debt” shall mean, as at any date, with respect to any Person, (i) the aggregate amount such Person is obligated to pay upon the mandatory redemption of all Redeemable Preferred Stock, and (ii) all Debt of such Person constituting long-term debt in accordance with generally accepted accounting principles, including without limitation (a) all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from the date of creation thereof, (b)any portion of such long-term debt that is included in current liabilities in accordance with generally accepted accounting principles, (c) all Debt of such Person outstanding under a revolving credit or similar agreement that provides for borrowings or extensions of credit over a period of more than one year even though such Debt matures on demand or within one year (or is directly or indirectly renewable or extendible at the option of such Person to a date more than one year) from the date of the creation, incurrence or assumption thereof, and all renewals and extensions of such Debt, (d) all Capitalized Lease Obligations, (e) all Debt with respect to which such Person has become liable by way of a Guarantee and (0 any Excess Short Term Debt.

“Guarantee” shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obliger of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

“Intangible Assets” shall mean, as at any date, (i) all write-ups in the book value of any asset owned by the Company or any of its Subsidiaries (except write-ups of financial instruments if required by generally accepted accounting principles), (ii) all unamortized original issue discount and unamortized debt expense, and (iii) all goodwill, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, designs and other intellectual property and licenses therefor and rights therein, organization and development expenses and other intangible assets of the Company and its Subsidiaries; all determined on a consolidated basis for the Company and its Subsidiaries in accordance with generally accepted accounting principles.

“Interest Expense” shall mean for any period the aggregate consolidated interest expense of the Company and its Subsidiaries for such period, including, without limitation, the portion of any Capitalized Lease Obligation allocable to interest expense, determined on a consolidated basis for the Company and its Subsidiaries in accordance with generally accepted accounting principles.

“Lien” shall mean any mortgage, pledge, adverse claim, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a) (3) of ERISA).

“Officer’s Certificate” shall mean a certificate signed in the name of a corporation by its President, one of its Vice Presidents or its Treasurer.

“Parent Company” shall mean TECO Energy, Inc. and its successors and assigns.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Required Holder(s)” shall mean the holder or holders of at least 66%% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of a corporation or any other officer of a corporation involved principally in its financial administration or its controllership function.

“Redeemable Preferred Stock” shall mean the preferred stock of any Person which is subject to mandatory redemption by such Person (whether by payment from funds then held in a sinking fund or by a similar payment or otherwise) upon a scheduled date or dates or at the option of the holder thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series” or “series” of Notes shall mean Notes which are defined as a “Series” hereunder.

“Short Term Debt” shall mean all Debt other than Funded Debt.

“Significant Holder” shall mean (i) you or any of your Affiliates, so long as you or any such Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

“Subordinated Debt” shall mean any Debt of the Company which has been expressly and validly subordinated (on terms reasonably satisfactory to the Required Holders of the Notes of each Series) in right of payment and exercise of remedies to the Notes and the Company’s other obligations under this Agreement.

“Subsidiary” of any corporation shall mean any corporation of which sufficient Voting Stock of such corporation to elect a majority of the board of directors is owned, at the time as of which any determination is being made, by such first corporation either directly or indirectly through Subsidiaries.

“Substantial Part” of the Company’s assets shall mean at any time (i) assets of the Company or any Subsidiary constituting more than 10% of Consolidated Total Assets, or (ii) assets of the Company or any Subsidiary which shall have contributed 10% or more of Consolidated Net Income for any of the three fiscal years then most recently ended.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note.

“Voting Stock” shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or Persons performing similar functions (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” shall mean a Subsidiary of the Company all of the stock of every class of which, except directors’ qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Wholly-Owned Subsidiaries.

10C. Accounting Principles, Terms and Determinations. All references in this Agreement to “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited financial statements of the Company delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the audited financial statements as of December 31, 1996 and for the fiscal year then ended. If the Company has changed one or more of the accounting principles used in the preparation of its financial statements because of a change mandated by the Financial Accounting Standards Board, or other authoritative accounting body, then an Event of Default relating to financial ratios or amounts shall not be considered an Event of Default if the required ratio or amount would have been complied with had the Company continued to use those generally accepted accounting principles employed at the date of the most recent audited financial statements prior to the date of this Agreement.

11. MISCELLANEOUS.

11A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including, without limitation (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, amendment to, proposed consent under, or any waiver of any term or provision of, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the cost of obtaining Private Placement Numbers from Standard & Poor’s CUSIP Service Bureau with respect to the Notes and (iii) the costs and expenses, including attorneys’ fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, modification, waiver, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, without the written consent of the holder or holders of all Notes of any Series at the time outstanding, no amendment or modification to this Agreement shall change the maturity of any Note of such Series, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note of such Series, or affect the time, amount or allocation of any prepayments of the Notes of such Series, or change the proportion of the principal amount of the Notes of such Series required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $250,000, except as may be necessary to reflect any principal amount not evenly divisible by $250,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. Disclosure to Other Persons. Each holder of a Note agrees to use its best efforts to hold in confidence and not disclose any written information delivered or made available by or on behalf of the Company or any Subsidiary to such holder in connection with or pursuant to this Agreement that is clearly marked or labeled as being confidential information, other than information (a) that was publicly known or otherwise known to such holder, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (b) that subsequently becomes publicly known through no act or omission by such holder, or (c) that otherwise becomes known to such holder, other than through disclosure by the Company, and provided, that nothing in this Agreement shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, or from disclosing any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement, to, (i) such holder’s directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (1) in compliance with any law, rule, regulation or order applicable to such holder, (2) in response to any subpoena or other legal process or informal investigative demand, (3) in connection with any litigation to which such holder is a party, or (4) in order to protect such holder’s investment in such Note.

11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 702 North Franklin Street, Tampa, Florida 33602, Attention: Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company. Any such communications which satisfy the foregoing provisions of this paragraph 11I shall be deemed to have been given for purposes hereof when actually received, or on the 5th Business Day after deposit in the United States mail in the case of communication by first class mail, or, on the 1st Business Day after deposit with a nationwide overnight delivery service in the case of communication by nationwide overnight delivery service.

11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11L. Governing Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York. The Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Notes may be brought in the courts of the State of New York or any court of the United States of America located in the State of New York, and, by execution and delivery of this Agreement and the Notes, the Company accepts for itself, generally and unconditionally, and agrees to submit to the jurisdiction of each of the above-mentioned courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or later have based on venue or forum non conveniens with respect to any action instituted therein. The Company agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such summons, complaint or other process to the Company in the manner provided in paragraph 11! hereof, and the Company hereby irrevocably waives any requirements of law that such summons, complaint or other process be served in any other manner.

11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

PART III. CONDITIONS OF EFFECTIVENESS. The effectiveness of the waivers contained in Part I of this Agreement and the amendment and restatement of the Note Agreements pursuant to Part II of this Agreement are subject to the satisfaction, on or before September 30, 1997, of the following conditions (the date upon which each of such conditions is satisfied is herein called the “Effective Date”):

(a) Merger; Confirmation of Assumption of Liabilities. The Merger of Peoples Gas into the Company pursuant to the Merger Agreement shall have been consummated in accordance with the terms of the Merger Agreement and shall have become effective under all applicable laws, and the Purchaser shall have received such evidence as it shall have reasonably requested establishing that the Merger has so become effective. The order of FPSC referred to in paragraph (d) of Part IV hereof shall have been duly issued, shall be reasonably satisfactory to you, shall be final and in full force and effect, shall not be contested or subject to appeal or review and the time period in which an application for appeal or review must be filed shall have expired. The Confirmation of Assumption of Liabilities (the “Assumption”) in the form of Exhibit B hereto shall have been duly authorized, executed by the Company and delivered to the Purchaser by the Company.

(b) Opinion of Company’s Counsel. You shall have received from (a) Palmer & Dodge LLP, special counsel for the Company, a favorable opinion dated the Effective Date satisfactory to you and substantially in the form of Exhibit C-1 attached hereto, (b) from Sheila M. McDevitt, counsel for the Company, a favorable opinion dated the Effective Date satisfactory to you and substantially in the form of Exhibit C-2 hereto, (c) from Ausley & McMullen, P.A., special FPSC counsel for the Company, a favorable opinion dated the Effective Date satisfactory to you and substantially the form of Exhibit C-3 hereto, and (d) from Skadden Arps Slate Meagher & Flom, special FERC counsel for the Company, a favorable opinion dated the Effective Date satisfactory to you in form and substance, and the Company, by its execution of this Agreement, authorizes and requests such counsel to render such opinions to you.

(c) Opinion of Purchaser’s Counsel. You shall have received from Schiff Hardin & Waite, who are acting as special counsel for you in connection with this transaction, a favorable opinion dated the Effective Date satisfactory to you as to the enforceability of the Note Agreements, as amended and restated by this Agreement, and the Notes. In rendering such opinion such counsel may rely upon the opinions referred to in Part III(b). Such opinion shall also state that the opinions referred to in Part III(b) are satisfactory in force and scope to such counsel and such counsel believes that you are justified in relying on such opinions.

(d) Representations and Warranties of the Company; No Default. On and as of the Effective Date and after giving effect to the Merger and the amendment and restatement to the Note Agreements by this Agreement, the representations and warranties contained in Part IV hereof shall be true, there shall exist on the Effective Date no Event of Default or Default, and the Company shall be able to incur at least $1.00 of additional Funded Debt under paragraph 6B(2)(iii); and the Company shall have delivered to you an Officer’s Certificate, dated the Effective Date, to such effects.

(e) Delivery of Replacement Notes. The Company shall have duly authorized, executed and delivered to the Purchaser replacement Notes in the form of Exhibits A-1 through A-5 hereto, dated as of the last date as to which interest has been paid thereon, registered in the name of the Purchaser, evidencing the aggregate principal amount of the respective Series of the existing Notes held by the Purchaser on the Effective Date, as set forth on the Purchaser Schedule attached hereto, in exchange for such existing Notes. Such replacement Notes (i) are given in exchange and substitution for, and not as payment of the indebtedness evidenced by, such existing Notes, (ii) merely re-evidence the indebtedness evidenced by such existing Notes, and (iii) are not intended to constitute a novation or discharge of the indebtedness evidenced by such existing Notes. Promptly after the Effective Date the Purchaser agrees to mark such existing Notes “Replaced” and return such existing Notes to the Company.

(f) Amendment Fee. The Company shall have paid the Purchaser an amendment fee in the amount of $22,000, which amendment fee will cover costs incurred by the Purchaser in connection with the preparation and negotiation of this Agreement, including the fees and expenses of special counsel to the Purchaser in connection with the transactions contemplated by this Agreement. By its execution hereof the Company agrees to pay the Purchaser such amendment fee whether or not the waivers contained in this Agreement and the amendment and restatement of the Note Agreements pursuant to this Agreement become effective.

(g) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

PART IV. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

(a) Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Florida.

(b) Power and Authority. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the Assumption and the Notes, and all requisite corporate power to perform its obligations under the Note Agreements, as amended and restated by this Agreement. The execution, delivery and performance by the Company of this Agreement, the Assumption and the Notes and the performance by the Company of its obligations under the Note Agreements, as amended and restated by this Agreement, have been duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes, and the Assumption, when executed and delivered by the Company, and the Notes and the Note Agreements, as amended and restated by this Agreement, upon the Effective Date, will constitute, the legal, valid binding obligations of the Company, enforceable against the Company in accordance with their terms.

(c) Conflicting Agreements and Other Matters. Neither the execution nor delivery of this Agreement, the Assumption or the Notes, nor the fulfillment of nor compliance with the terms and provisions hereof, thereof or of the Note Agreements, as amended and restated by this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the charter or by-laws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject. The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring or the assumption of, Debt by the Company of the type to be evidenced by the Notes other than the Note Agreements, as amended and restated by this Agreement.

(d) Governmental and Other Third Party Consent. Neither the nature of Peoples Gas or the Company, nor its respective business or properties, nor any relationship between Peoples Gas or the Company and any other Person, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Effective Date with the Securities and Exchange Commission and/or state Blue Sky authorities) or any other Person in connection with the execution and delivery of this Agreement, the Notes, the Assumption or the Merger Agreement or fulfillment of or compliance with the terms and provisions hereof, thereof or the Note Agreements, as amended and restated by this Agreement, the assumption by the Company of the obligations of Peoples Gas under the Note Agreements, as amended and restated by this Agreement, and under the Notes or the consummation of the Merger, other than the order of the FPSC, which has been obtained, is in full force and effect, and for which the time to appeal therefrom has expired. The Company has delivered to you true and complete copies of each such order.

(e) Regulatory Status of Company. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Company is a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, which holding company is exempt from all provisions of such Act and the rules thereunder, except Section 9(a)(2) of such Act, pursuant to Section 3(a)(l) of such Act and Rule 2 thereunder. The Company is a “utility” under Florida law which is subject to the jurisdiction of the FPSC. The Company is not a “utility” under the law of any other state or subject to the jurisdiction of any commission or regulatory authority or Person in any other state. The Company is a “public utility” within the meaning of the Federal Power Act, as amended. By holding the Notes and entering into the transactions contemplated by this Agreement, you will not be (i) (a) a “public utility,” a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a “public utility” within the meaning of the Federal Power Act, as amended, or (c) a “utility” under Florida law or the law of any other state or (ii) subject to the jurisdiction of the FERC, the FPSC or any other commission or Person in any other state.

[Signature Pages to Follow]

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and upon such acceptance, this letter shall become a binding agreement between the Company and you.

Very truly yours,

TAMPA ELECTRIC COMPANY

By:	/s/ A. W. Oak
Title:	Vice President - Treasurer

The foregoing Agreement is hereby accepted as of the

date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Lisa N. Ferrano
Vice President

PURCHASER SCHEDULE

		Aggregate Principal Amount of Notes Held	Note Denomination(s)
PRUDENTIAL INSURANCE COMPANY OF AMERICA	8.00% Series Notes:	$35,000,000	$35,000,000
	9.93% Series Notes:	$9,800,000	$9,800,000
	10.30% Series Notes:	$9,600,000	$9,600,000
	10.33% Series Notes:	$9,400,000	$9,400,000
	10.35% Series Notes:	$8,000,000	$6,400,000
			and
			$1,600,000

(1)	All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

With respect to all Notes other than the 10.35% Series Note in the denomination of $1,600,000:

Prudential Managed Account

Account No. 890-0304-0391

Bank of New York

(ABA No.: 021-000-018)

With respect to the 10.35% Series Note in the denomination of $1,600,000:

Account No. 890-0304-944

Bank of New York

(ABA No.: 021-000-018)

Each such wire transfer shall set forth the name of the Company, a reference to “8.00% Senior Notes due July 2, 2012, Security No. !INV4388!”, “9.93%Senior Notes due July 2, 2010, Security No. 711140/E4”, “10.30% Senior Notes due July 2, 2009, Security No. 711140XD0”, “10.33% Senior Notes due July 2, 2008, Security No. 711140XA2”, or “10.35% Senior Notes due July 2, 2007, Security No. 711140XB4”, as appropriate, and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

Attention:	Manager, Investment Operations Group
Telephone:	(201) 802-5260
Telecopier:	(201) 802-8055

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group - Global Utilities
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4069

Attention:	Vice President
Telephone:	(201) 802-7500
Telecopier:	(201) 802-2841

(4)	Recipient of telephonic prepayment notices:

Manager, Investment structuring and Pricing
Telephone:	(201) 802-6660
Telecopier:	(201) 802-9425

(5)	Tax Identification No.: 22-1211670

Schedule 4A(1)

TAMPA ELECTRIC COMPANY

REQUIRED PREPAYMENTS

8.00% SERIES NOTES

Date	Amount
July 2, 1997	$1,500,000
July 2, 1998	1,500,000
July 2, 1999	1,500,000
July 2, 2000	1,500,000
July 2, 2001	1,500,000
July 2, 2002	2,100,000
July 2, 2003	2,100,000
July 2, 2004	2,100,000
July 2, 2005	2,100,000
July 2, 2006	2,100,000
July 2, 2007	2,100,000
July 2, 2008	2,700,000
July 2, 2009	2,700,000
July 2, 2010	2,700,000
July 2, 2011	3,400,000
July 2, 2012	3,400,000

Total	$35,000,000

Schedule 4A(2)

TAMPA ELECTRIC COMPANY

REQUIRED PREPAYMENTS

9.93% SERIES NOTES

Date	Amount
July 2, 1997	$200,000
July 2, 1998	200,000
July 2, 1999	400,000
July 2, 2000	400,000
July 2, 2001	600,000
July 2, 2002	600,000
July 2, 2003	800,000
July 2, 2004	800,000
July 2, 2005	800,000
July 2, 2006	1,000,000
July 2, 2007	1,000,000
July 2, 2008	1,000,000
July 2, 2009	1,000,000
July 2, 2010	1,000,000

Total	$9,800,000

Schedule 4A(3)

TAMPA ELECTRIC COMPANY

REQUIRED PREPAYMENTS

10.30% SERIES NOTES

Date	Amount
July 2, 1997	$200,000
July 2, 1998	200,000
July 2, 1999	400,000
July 2, 2000	400,000
July 2, 2001	600,000
July 2, 2002	600,000
July 2, 2003	800,000
July 2, 2004	800,000
July 2, 2005	800,000
July 2, 2006	1,000,000
July 2, 2007	1,000,000
July 2, 2008	1,000,000
July 2, 2009	1,800,000

Total	$9,600,000

Schedule 4A(4)

TAMPA ELECTRIC COMPANY

REQUIRED PREPAYMENTS

10.33% SERIES NOTES

Date	Amount
July 2, 1997	200,000
July 2, 1998	600,000
July 2, 1999	600,000
July 2, 2000	800,000
July 2, 2001	800,000
July 2, 2002	800,000
July 2, 2003	800,000
July 2, 2004	800,000
July 2, 2005	1,000,000
July 2, 2006	1,000,000
July 2, 2007	1,000,000
July 2, 2008	1,000,000

Total	$9,400,000

Schedule 4A(5)

TAMPA ELECTRIC COMPANY

REQUIRED PREPAYMENTS

10.35% SERIES NOTES

Date	Amount
July 2, 1997	600,000
July 2, 1998	600,000
July 2, 1999	600,000
July 2, 2000	600,000
July 2, 2001	600,000
July 2, 2002	800,000
July 2, 2003	800,000
July 2, 2004	800,000
July 2, 2005	800,000
July 2, 2006	800,000
July 2, 2007	1,000,000

Total	$8,000,000

Schedule 6B(2)(ii)

EXISTING DEBT

Tampa Electric Company

(Thousands)

Outstanding at 4/30/97
First mortgage bonds:
7 3/4% Series due 2022	$75,000
5 3/4% Series due 2000	80,000
6 1/8% Series due 2003	75,000

Installment contracts payable(1):
Hillsborough County IDA Series 1972, 5 3/4% due 2007	23,840
Hillsborough County IDA Refunding Series 1991, 7 7/8% due 2021	25,000
Hillsborough County IDA Refunding Series 1992, 8% due 2022	100,000
Hillsborough County IDA Refunding Series 1994, 6 1/4% due 2034	85,950
Polk County IDA Series 1996, 5.85% due 2030	75,000
Hillsborough County IDA Series 1990, Variable rate due 2025	51,605
Hillsborough County IDA Series 1992, Variable rate due 2018	54,200
Hillsborough County IDA Series 1993, Variable rate due 2020	20,000

$665,595

(1)	Tax-exempt securities.

EXHIBIT A-1

TAMPA ELECTRIC COMPANY

8.00% SENIOR NOTE DUE JULY 2, 2012

No.	, 19

$

FOR VALUE RECEIVED, the undersigned, Tampa Electric Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Florida and the successor by merger to Peoples Gas System, Inc., hereby promises to pay to                                         , or registered assigns, the principal sum of                                 DOLLARS ($                    ), on July 2, 2012, with interest (computed on the basis of a 360-day year–30-day month) (a) on the outstanding balance thereof at the rate of 8.00% per annum from the date hereof, payable semi-annually in arrears on January 2 and July 2 in each year, commencing with July 2, 1997, until the outstanding principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable on demand at a rate per annum from time to time equal to the greater of (i) 10.00% or (ii) 2.00% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Agreement, dated as of May 30, 1997 (herein called the “Agreement”), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company agrees to pay, and save the holder hereof harmless against, any cost or liability for expenses, including attorneys’ fees, arising in connection with the enforcement by the holder hereof of any of its rights under or related to this Note or the Agreement.

The Company expressly waives, as and to the extent provided in the Agreement, any presentment, demand, protest or notice in connection with this Note.

This Note (i) merely re-evidences indebtedness assumed by the Company previously evidenced by the 8.00% Senior Notes due July 2, 2012 of Peoples Gas System, Inc., (ii) is given in substitution for, and not as payment of, such 8.00% Senior Notes, and (iii) is in no way intended to constitute a novation of any such 8.00% Senior Note.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. The Company irrevocably agrees that any legal action or proceeding with respect to the Agreement or this Note may be brought in the courts of the State of New York or any court of the United States of America located in the State of New York, and, by execution and delivery of the Agreement and this Note, the Company accepts for itself, generally and unconditionally, and agrees to submit to the jurisdiction of each of the above-mentioned courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or later have based on venue or forum non conveniens with respect to any action instituted therein. The Company agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such summons, complaint or other process to the Company in the manner provided in paragraph 11I of the Agreement, and the Company hereby irrevocably waives any requirements of law that such summons, complaint or other process be served in any other manner.

TAMPA ELECTRIC COMPANY

By:
Title:

A-1 – Page 2

EXHIBIT A-2

TAMPA ELECTRIC COMPANY

9.93% SENIOR NOTE DUE JULY 2, 2010

No.	, 19

$

FOR VALUE RECEIVED, the undersigned, Tampa Electric Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Florida and the successor by merger to Peoples Gas System, Inc., hereby promises to pay to                                         , or registered assigns, the principal sum of                             DOLLARS ($                    ), on July 2, 2010, with interest (computed on the basis of a 360-day year–30-day month) (a) on the outstanding balance thereof at the rate of 9.93% per annum from the date hereof, payable semi-annually in arrears on January 2 and July 2 in each year, commencing with July 2, 1997, until the outstanding principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable on demand at a rate per annum from time to time equal to the greater of (i) 11.93% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Agreement, dated as of May 30, 1997 (herein called the “Agreement”), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company agrees to pay, and save the holder hereof harmless against, any cost or liability for expenses, including attorneys’ fees, arising in connection with the enforcement by the holder hereof of any of its rights under or related to this Note or the Agreement.

The Company expressly waives, as and to the extent provided in the Agreement, any presentment, demand, protest or notice in connection with this Note.

This Note (i) merely re-evidences indebtedness assumed by the Company previously evidenced by the 9.93% Senior Notes due July 2, 2010 of Peoples Gas System, Inc., (ii) is given in substitution for, and not as payment of, such 9.93% Senior Notes, and (iii) is in no way intended to constitute a novation of any such 9.93% Senior Note.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. The Company irrevocably agrees that any legal action or proceeding with respect to the Agreement or this Note may be brought in the courts of the State of New York or any court of the United States of America located in the State of New York, and, by execution and delivery of the Agreement and this Note, the Company accepts for itself, generally and unconditionally, and agrees to submit to the jurisdiction of each of the above-mentioned courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or later have based on venue or forum non conveniens with respect to any action instituted therein. The Company agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such summons, complaint or other process to the Company in the manner provided in paragraph 11I of the Agreement, and the Company hereby irrevocably waives any requirements of law that such summons, complaint or other process be served in any other manner.

TAMPA ELECTRIC COMPANY

By:
Title:

A-2 – Page 2

EXHIBIT A-3

TAMPA ELECTRIC COMPANY

10.30% SENIOR NOTE DUE JULY 2, 2009

No.	, 199

$

FOR VALUE RECEIVED, the undersigned, Tampa Electric Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Florida and the successor by merger to Peoples Gas System, Inc., hereby promises to pay to                                     , or registered assigns, the principal sum of                             DOLLARS ($                    ), on July 2, 2009, with interest (computed on the basis of a 360-day year–30-day month) (a) on the outstanding balance thereof at the rate of 10.30% per annum from the date hereof, payable semi-annually in arrears on January 2 and July 2 in each year, commencing with July 2, 1997, until the outstanding principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable on demand at a rate per annum from time to time equal to the greater of (i) 12.30% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Agreement, dated as of May 30, 1997 (herein called the “Agreement”), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company agrees to pay, and save the holder hereof harmless against, any cost or liability for expenses, including attorneys’ fees, arising in connection with the enforcement by the holder hereof of any of its rights under or related to this Note or the Agreement.

The Company expressly waives, as and to the extent provided in the Agreement, any presentment, demand, protest or notice in connection with this Note.

This Note (i) merely re-evidences indebtedness assumed by the Company previously evidenced by the 10.30% Senior Notes due July 2, 2009 of Peoples Gas System, Inc., (ii) is given in substitution for, and not as a payment of, such 10.30% Senior Notes, and (iii) is in no way intended to constitute a novation of any such 10.30% Senior Note.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. The Company irrevocably agrees that any legal action or proceeding with respect to the Agreement or this Note may be brought in the courts of the State of New York or any court of the United States of America located in the State of New York, and, by execution and delivery of the Agreement and this Note, the Company accepts for itself, generally and unconditionally, and agrees to submit to the jurisdiction of each of the above-mentioned courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or later have based on venue or forum non conveniens with respect to any action instituted therein. The Company agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such summons, complaint or other process to the Company in the manner provided in paragraph 11I of the Agreement, and the Company hereby irrevocably waives any requirements of law that such summons, complaint or other process be served in any other manner.

TAMPA ELECTRIC COMPANY

By:
Title:

A-3 – Page 2

EXHIBIT A-4

TAMPA ELECTRIC COMPANY

10.33% SENIOR NOTE DUE JULY 2, 2008

No.	, 19

$

FOR VALUE RECEIVED, the undersigned, Tampa Electric Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Florida and the successor by merger to Peoples Gas System, Inc., hereby promises to pay to                                         , or registered assigns, the principal sum of                                 DOLLARS ($                    ), on July 2, 2008, with interest (computed on the basis of a 360-day year–30-day month) (a) on the outstanding balance thereof at the rate of 10.33% per annum from the date hereof, payable semi-annually in arrears on January 2 and July 2 in each year, commencing with July 2, 1997, until the outstanding principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable on demand at a rate per annum from time to time equal to the greater of (i) 12.33% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Agreement, dated as of May 30, 1997 (herein called the “Agreement”), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company agrees to pay, and save the holder hereof harmless against, any cost or liability for expenses, including attorneys’ fees, arising in connection with the enforcement by the holder hereof of any of its rights under or related to this Note or the Agreement.

The Company expressly waives, as and to the extent provided in the Agreement, any presentment, demand, protest or notice in connection with this Note.

This Note (i) merely re-evidences indebtedness assumed by the Company previously evidenced by the 10.33% Senior Notes due July 2, 2008 of Peoples Gas System, Inc., (ii) is given in substitution for, and not as a payment of, even 10.33% Senior Notes, and (iii) is in no way intended to constitute a novation of any such 10.33% Senior Notes.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. The Company irrevocably agrees that any legal action or proceeding with respect to the Agreement or this Note may be brought in the courts of the State of New York or any court of the United States of America located in the State of New York, and, by execution and delivery of the Agreement and this Note, the Company accepts for itself, generally and unconditionally, and agrees to submit to the jurisdiction of each of the above-mentioned courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or later have based on venue or forum non conveniens with respect to any action instituted therein. The Company agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such summons, complaint or other process to the Company in the manner provided in paragraph 11I of the Agreement, and the Company hereby irrevocably waives any requirements of law that such summons, complaint or other process be served in any other manner.

TAMPA ELECTRIC COMPANY

By:
Title:

A-4 – Page 2

EXHIBIT A-5

TAMPA ELECTRIC COMPANY

10.35% SENIOR NOTE DUE JULY 2, 2007

No.	, 19

$

FOR VALUE RECEIVED, the undersigned, Tampa Electric Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Florida and the successor by merger to Peoples Gas System, Inc., hereby promises to pay to                                            , or registered assigns, the principal sum of                                 DOLLARS ($                    ), on July 2, 2007, with interest (computed on the basis of a 360-day year–30-day month) (a) on the outstanding balance thereof at the rate of 10.35% per annum from the date hereof, payable semi-annually in arrears on January 2 and July 2 in each year, commencing with July 2, 1997, until the outstanding principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable on demand at a rate per annum from time to time equal to the greater of (i) 12.35% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Agreement, dated as of May 30, 1997 (herein called the “Agreement”), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company agrees to pay, and save the holder hereof harmless against, any cost or liability for expenses, including attorneys’ fees, arising in connection with the enforcement by the holder hereof of any of its rights under or related to this Note or the Agreement.

The Company expressly waives, as and to the extent provided in the Agreement, any presentment, demand, protest or notice in connection with this Note.

This Note (i) merely re-evidences indebtedness assumed by the Company previously evidenced by the 10.35% Senior Notes due July 2, 2007 of Peoples Gas System, Inc., (ii) is given in substitution for, and not as a payment of, such 10.35% Senior Notes, and (iii) is in no way intended to constitute a novation of any such 10.35% Senior Notes.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. The Company irrevocably agrees that any legal action or proceeding with respect to the Agreement or this Note may be brought in the courts of the State of New York or any court of the United States of America located in the State of New York, and, by execution and delivery of the Agreement and this Note, the Company accepts for itself, generally and unconditionally, and agrees to submit to the jurisdiction of each of the above-mentioned courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or later have based on venue or forum non conveniens with respect to any action instituted therein. The Company agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such summons, complaint or other process to the Company in the manner provided in paragraph 11I of the Agreement, and the Company hereby irrevocably waives any requirements of law that such summons, complaint or other process be served in any other manner.

TAMPA ELECTRIC COMPANY

By:
Title:

A-5 – Page 2

EXHIBIT B

CONFIRMATION OF ASSUMPTION OF LIABILITIES

This Confirmation of Assumption of Liabilities (this “Assumption”), dated as of                     , 1997, is made by Tampa Electric Company, a Florida corporation (the “Company”), in favor of the holders of the Notes (as defined below).

RECITALS

WHEREAS, pursuant to the                                          Agreement, dated                     , between the Company and Peoples Gas System, Inc., a Florida corporation (“Peoples Gas”), Peoples Gas has been merged with and into the Company, with the Company being the surviving corporation (the “Merger”); and

WHEREAS, pursuant to the Note Agreement, dated as of December 3, 1992 (as amended to date, the “8.00% Series Note Agreement”), between Peoples Gas and The Prudential Insurance Company of America (the “Purchaser”), the Purchaser purchased the 8.00% Senior Notes due July 2, 2012 of Peoples Gas (the “8.00% Series Notes”) of which $35,000,000 aggregate principal amount are presently outstanding; and

WHEREAS, pursuant to the Note Agreement, dated as of December 20, 1990 (as amended to date, the “9.93% Series Note Agreement”), between Peoples Gas and the Purchaser, the Purchaser purchased the 9.93% Series Notes due July 2, 2010 of Peoples Gas (the “9.93% Series Notes”), of which $9,800,000 aggregate principal amount are now outstanding; and

WHEREAS, pursuant to the Note Agreement, dated as of June 28, 1989 (as amended to date, the “10.30% Series Note Agreement”), between Peoples Gas and the Purchaser, the Purchaser purchased the 10.30% Senior Notes due July 2, 2009 of Peoples Gas (the “10.30% Series Notes”), of which $9,600,000 aggregate principal amount due now outstanding; and

WHEREAS, pursuant to the Note Agreement, dated as of June 29, 1988 (as amended to date, the “10.33% Series Note Agreement”), between Peoples Gas and the Purchaser, the Purchaser purchased the 10.33% Senior Notes due July 2, 2008 of Peoples Gas (the “10.33% Series Notes”), of which $9,400,000 are now outstanding; and

WHEREAS, pursuant to the Note Agreement, dated as of June 26, 1987 (as amended to date, the “10.35% Series Note Agreement”), between Peoples Gas and the Purchaser, the Purchaser purchased the 10.35% Senior Notes due July 2, 2007 of Peoples Gas (the “10.35% Series Notes” and, collectively with the 8.00% Series Notes, the 9.93% Series Notes, the 10.30% Series Notes and the 10.33% Series Notes, the “Notes”), of which $8,000,000 aggregate principal amount are now outstanding; and

WHEREAS, in anticipation of the Merger, the Company and the Purchaser entered into the Amended and Restated Note Agreement, dated as of May 30, 1997 (the “Amended and Restated Note Agreement”), under which the parties agreed that, upon the satisfaction of the conditions precedent set forth therein, each of the 8.00% Series Note Agreement, the 9.93%

B – Page 1

Series Note Agreement, the 10.30% Series Note Agreement, the 10.33% Series Note Agreement and the 10.35% Series Note Agreement (individually herein called a “Note Agreement” and collectively herein called the “Note Agreements”) would be amended and restated in its entirety as set forth in the Amended and Restated Note Agreement; and

WHEREAS, the Company is delivering this Assumption to confirm its assumption of the obligations and liabilities of Peoples Gas under the Note Agreements and the Notes by virtue of the Merger and to satisfy’ one of the conditions precedent to the effectiveness of the amendment and restatement of the Note Agreements pursuant to the Amended and Restated Note Agreement.

NOW, THEREFORE, for the above reasons and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company agrees for the benefit of the holders of the Notes as follows:

1. Assumption. The Company confirms that, by virtue of the Merger, the Company did, and the Company agrees that it does hereby, absolutely, unconditionally and irrevocably assume and become liable for all contractual and other obligations of Peoples Gas under or in respect of each Note Agreement (including as amended and restated by the Amended and Restated Note Agreement), each Note and any other agreement or instrument to which Peoples Gas is a party delivered under any Note Agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, whether existing on the date hereof or arising at any time or from time to time after the date hereof, whether based on circumstances, events or actions arising heretofore or hereafter, and whether or not reflected on the books and records and balance sheet of Peoples Gas, including, without limitation, all obligations to pay the principal of, interest on and Yield-Maintenance Amount (as defined in the Amended and Restated Note Agreement), if any, with respect to the Notes.

2. Successors and Assigns. This Assumption is for the benefit of the holders of the Notes from time to time. This Assumption shall be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, this Assumption has been duly executed by the Company as of the date set forth above.

TAMPA ELECTRIC COMPANY

By:
Title:

B – Page 2

EXHIBIT C-1

[Letterhead of Palmer & Dodge LLP]

                   1997

The Prudential Insurance Company of America

c/o Prudential Capital Group

Four Gateway Center

Newark, New Jersey 07102

Ladies and Gentlemen:

We have acted as counsel for Tampa Electric Company, a Florida corporation (the “Company”), in connection with the merger of Peoples Gas System, Inc., a Florida corporation (“Peoples Gas”), with and into the Company, with the Company being the surviving corporation (the “Merger”), and in connection with the Amended and Restated Note Agreement, dated as of May 30, 1997, between the Company and you (the “Restated Note Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Restated Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph (b) of Part Ill of the Restated Note Agreement and with the understanding that you are relying on the opinions expressed herein.

In this connection, we have examined the Restated Note Agreement, the Notes, the Assumption, the Merger Agreement and such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established; nothing, however, has come to our attention that causes us to believe that any such factual matters are untrue.

Any opinion expressed herein as being “to our knowledge” is based upon our having made inquiry of the Company or our having actual knowledge as the result of our representation of the Company with respect to other matters, but not upon our having made an independent investigation. Our opinion in paragraph 3 is qualified to the extent that the enforceability of the Restated Note Agreement, the Notes and the Assumption may be subject to or affected by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Furthermore, we express no opinion as to the enforceability of provisions in the Restated Note Agreement providing for an increase in the interest rate upon default or the payment of a premium upon an unscheduled payment of principal to the extent that such increased rates or premium would violate applicable usury laws or be deemed to constitute a penalty.

C-1 – Page 1

We are members of the Bar of The Commonwealth of Massachusetts and do not purport to be experts on the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, the corporate laws of the State of Florida and the Federal laws of the United States of America. To the extent the laws of the State of Florida (other than the corporate laws) are relevant to the opinions herein expressed, you have received the opinions of Sheila M. McDevitt, Esquire, and Ausley & McMullen P.A., addressed to you and dated as of even date herewith. As to any requirement of any approval of the Merger by the Federal Energy Regulatory Commission under the Federal Power Act, we have relied with your permission on the opinion of Skadden Arps Slate Meagher & Flom dated as of even date herewith, a copy of which has been delivered to you. Except to such extent, we do not herein express any opinion as to matters governed by any laws other than the laws of The Commonwealth of Massachusetts, the corporate laws of the State of Florida and the Federal laws of the United States of America.

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that:

1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida. The Company has the corporate power and authority, and the legal right, to own its property, to carry on its business as now being conducted and to execute, deliver and perform its obligations under the Note Agreements, as amended and restated by the Restated Note Agreement, the Notes and the Assumption.

2. The Merger of Peoples Gas with and into the Company, with the Company being the surviving corporation, has become effective in accordance with the Merger Agreement and applicable laws.

3. The Restated Note Agreement, the Notes and the Assumption have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and the Restated Note Agreement, the Notes and the Assumption are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, and the Notes are entitled to the benefits of the Restated Note Agreement.

4. The execution and delivery of the Restated Note Agreement, the Notes and the Assumption by the Company, and the performance by the Company of the Restated Note Agreement, the Notes and the Assumption, do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or, to our knowledge, any agreement, instrument, order, judgment or decree to which the Company is a party or otherwise subject or by which any of the Company’s property, rights, interests or assets are bound.

5. No consent, license, approval, order or authorization of, or registration or declaration with, any governmental authority, bureau or agency or any court or other Person is required in connection with the execution and delivery by the Company of the Restated Note Agreement, the Notes or the Assumption, or the performance by the Company of the Restated Note Agreement, the Notes or the Assumption, or the consummation of the Merger, except each of which has been

C-1 – Page 2

duly obtained and is in full force and effect and is final, and for which all periods of appeal relating thereto have expired, and which is not the subject of any pending or threatened attack by way of direct proceedings or otherwise.

We acknowledge that the Company has requested that this opinion be rendered to you and for the benefit of any Transferee, that this opinion is rendered with the intention that you and any Transferee may rely thereon and that you and any Transferee may so rely thereon.

Very truly yours,

Palmer & Dodge LLP

C-1 – Page 3

EXHIBIT C-2

[Letterhead of TECO Energy, Inc.]

                   1997

The Prudential Insurance Company of America

c/o Prudential Capital Group

Four Gateway Center

Newark, New Jersey 07102

Palmer & Dodge LIP

One Beacon Street

Boston, Massachusetts 02108

Ladies and Gentlemen:

As Vice President and Assistant General Counsel of TECO Energy, Inc., I have acted as counsel for Tampa Electric Company, a corporation organized under the laws of the State of Florida (the “Company”), in connection with the merger of Peoples Gas System, Inc., a Florida corporation (“Peoples Gas”), with and into the Company, with the Company being the surviving corporation (the “Merger”), and in connection with the Amended and Restated Note Agreement, dated as of May 30, 1997, between the Company and you (the “Restated Note Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Amended and Restated Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph (b) of Part III of the Restated Note Agreement and with the understanding that you are relying on the opinions expressed herein.

In this connection, I have examined the Restated Note Agreement, the Notes, the Assumption, the Merger Agreement and such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established; nothing, however, has come to my attention that causes us to believe that any such factual matters are untrue.

My opinion in paragraph 1 is qualified to the extent that the enforceability of the Restated Note Agreement, the Notes and the Assumption may be subject to or affected by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Furthermore, I express no opinion as to the enforceability of provisions in the Restated Note Agreement providing for an increase in the interest rate upon default or the payment of a premium upon an unscheduled payment of principal to the extent that such increased rates or premium would violate applicable usury laws or be deemed to constitute a penalty.

C-2 – Page 1

To the extent that the opinions expressed below involve the validity of the Restated Note Agreement, the execution and delivery of the documents related thereto, or governmental approvals necessary for the issuance of the Notes, or the effectiveness of the Merger, I have relied with your permission upon the opinions of even date of Ausley & McMullen P.A. and Palmer & Dodge LLP, copies of which have been delivered to you.

I am a member of The Florida Bar, and, as such, do not purport to be an expert on the laws of any jurisdiction other than Florida, and do not express any opinion concerning matters governed by any laws other than the laws of Florida. I do not express any opinion concerning matters governed by any federal securities laws.

Based upon and subject to the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that:

1. The Restated Note Agreement, the Notes and the Assumption are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, and the Notes are entitled to the benefits of the Restated Note Agreement.

2. No consent, license, approval, order or authorization of, or registration or declaration with, any governmental authority, bureau or agency or any court or other Person is required in connection with the execution and delivery by the Company of the Restated Note Agreement, the Notes or the Assumption, or the performance by the Company of the Restated Note Agreement, the Notes or the Assumption, or the consummation of the Merger, except each of which has been duly obtained and is in full force and effect and is final, and for which all periods of appeal relating thereto have expired, and which is not the subject of any pending or threatened attack by way of direct proceedings or otherwise.

3. A court of competent jurisdiction in the State of Florida (or a court of the United States of America sitting in Florida and applying Florida law) will honor the choice of New York law to govern the Restated Note Agreement and Notes and will not apply the substantive laws of the State of Florida.

Very truly yours,

Sheila M. McDevitt
Vice President - Assistant
General Counsel

C-2 – Page 2

EXHIBIT C-3

[Letterhead of Ausley & McMullen P.A.]

The Prudential Insurance Company of America

do Prudential Capital Group

Four Gateway Center

Newark, New Jersey 07102

Palmer & Dodge LLP V

One Beacon Street

Boston, Massachusetts 02108

Ladies and Gentlemen:

We have acted as counsel to Tampa Electric Company (the “Company”) in connection with matters pertaining to the laws, rules, and regulations administered by the Florida Public Service Commission (the “Commission”) and in connection with the Company’s application for authority to issue and sell up to $300,000,000 of long-term debt and common and preferred equity securities and to have outstanding a maximum of $300,000,000 in short-term unsecured promissory notes during the twelve months ending November 30, 1997. The Commission approved the application arid rendered Order No. PSC-96-1237-FOF-EI in Docket No. 960899-El (the “Order”) on October 7, 1996. We have also acted as counsel to the Company in connection with the merger of Peoples Gas System, Inc., a Florida corporation (“Peoples Gas”), with and into the Company, with the Company being the surviving corporation (the “Merger”), and in connection with the Amended and Restated Note Agreement, dated as of May 30, 1997, between the Company and you (the “Amended and Restated Note Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Amended and Restated Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph (b) of Part Ill of the Amended and Restated Note Agreement and with the understanding that you are relying on the opinions expressed herein.

In this connection, we have examined the Amended and Restated Note Agreement, the Notes, the Assumption, the Merger Agreement, and such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, including the Order and confirmation from the Company that the only long-term debt or common or preferred equity securities issued by the Company on or after December 1, 1997 consisted of $75,000,000 principal amount of long term debt securities, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established; nothing, however, has come to our attention that causes us to believe that any such factual matters are untrue.

Based upon such investigations, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Order is final and the appeal period therefor has expired, that the Order is in full force and effect on the date hereof and has not been revoked or repealed,

C-3 – Page 1

that the terms of the Notes, including the maturity thereof, are consistent with the provisions of the Order, that all necessary authorizations under the laws, rules, and regulations administered by the Commission have been obtained in connection with the execution, delivery, and performance by the Company of the Amended and Restated Note Agreement, the Notes and the Assumption, and that no approval or order from the Commission is required in connection with the Merger.

Very truly yours,

AUSLEY & McMULLEN P.A.

By:

C-3 – Page 2

(Not Part of Agreement)

-i-

(continued)

-ii-

(continued)

		Page
(b)	Power and Authority	31
(c)	Conflicting Agreements and Other Matters	31
(d)	Governmental and Other Third Party Consent	32
(e)	Regulatory Status of Company	32

PURCHASER SCHEDULE

SCHEDULE 4A(1)	—	SCHEDULE OF REQUIRED PREPAYMENTS OF 8.00% SERIES NOTES
SCHEDULE 4A(2)	—	SCHEDULE OF REQUIRED PREPAYMENTS OF 9.93% SERIES NOTES
SCHEDULE 4A(3)	—	SCHEDULE OF REQUIRED PREPAYMENTS OF 10.30% SERIES NOTES
SCHEDULE 4A(4)	—	SCHEDULE OF REQUIRED PREPAYMENTS OF 10.33% SERIES NOTES
SCHEDULE 4A(5)	—	SCHEDULE OF REQUIRED PREPAYMENTS OF 10.35% SERIES NOTES
SCHEDULE 6B(2)(ii)	—	DEBT

EXHIBIT A-1	—	FORM OF 8.00% SENIOR NOTE
EXHIBIT A-2	—	FORM OF 9.93% SENIOR NOTE
EXHIBIT A-3	—	FORM OF 10.30% SENIOR NOTE
EXHIBIT A-4	—	FORM OF 10.33% SENIOR NOTE
EXHIBIT A-5	—	FORM OF 10.35% SENIOR NOTE
EXHIBIT B	—	FORM OF CONFIRMATION OF ASSUMPTION OF LIABILITIES
EXHIBIT C-1	—	FORM OF OPINION OF COMPANY’S SPECIAL COUNSEL
EXHIBIT C-2	—	FORM OF OPINION OF COMPANY’S COUNSEL
EXHIBIT C-3	—	FORM OF OPINION OF COMPANY’S SPECIAL FPSC COUNSEL

-iii-